Exhibit 10.27


                     AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT

      This Amendment dated May 25, 2005 hereby amends the Employment Agreement dated October 1, 2004 previously amended on January 11, 2005 and April 1, 2005, by and between Deep Field Technologies, Inc., f/k/a iVoice Technology 2, Inc., a New Jersey corporation (hereinafter referred to as the "Company"), having an office at 293 Eisenhower Parkway, Livingston, NJ 07039 and Mark Meller, having his office at 293 Eisenhower Parkway, Livingston, NJ 07039 (hereinafter referred to as the "Executive").

                              W I T N E S S E T H :

      WHEREAS, the Company and the Executive mutually desire to amend the Employment Agreement; and

      NOW, THEREFORE, in consideration of the premises, the parties agree as follows:

1. The last sentence of Section 6 shall be deleted in its entirety and replaced to read:

      "Any other provision in this paragraph to the contrary notwithstanding, the Executive shall not be deemed to have been terminated for Termination for Cause unless and until the Board duly adopts a resolution by the affirmative vote of no less than three-quarters (3/4) of the disinterested members of the Board, excluding the Executive, at a meeting of the Board called and held for such purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board), finding that in the good faith opinion of the Board, the Executive was guilty of conduct described in subparagraphs (i), (ii) or (iv) of this paragraph and specifying the particulars thereof in detail and a certified copy of such resolution is delivered to the Executive."

2. All other terms of the Employment Agreement shall remain in full force and effect.


IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date written below.


Deep Field Technologies, Inc.             Mark Meller


By: /s/ Jerry Mahoney                     By: /s/ Mark Meller
   --------------------------                ---------------------

Title: Chairman of the Board

Date:___________________                  Date:___________________